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                                  Exhibit 3.2
                Articles of Incorporation of BioLynx.Com, Inc.
                             Filed April 29, 1999
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                                                                     Exhibit 3.2

                           ARTICLES OF INCORPORATION
                                      OF
                               BIOLYNX.COM, INC.

     Pursuant to Section 3.01 of the Texas Business Corporation Act (the "TBCA"), the undersigned, being of the age of 18 years or more and acting as the incorporator of BioLynx.Com, Inc. (the "Company") under the laws of the State of Texas, hereby adopts these Articles of Incorporation:

                                   ARTICLE I
                                     Name

     The name of the Company is BioLynx.Com, Inc.

                                  ARTICLE II
                                   Business

     The purpose of the Company is to transact any and all lawful business for which corporations may be incorporated under the TBCA.

                                  ARTICLE III
                           Authorized Capital Stock

     1.   Authorized Stock. The total number of shares of stock which the
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Company shall have authority to issue is 23,000,000, consisting of 20,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 3,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

     2.   Preferred Stock. The Preferred Stock may be issued from time to time
          ---------------
in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of the Preferred Stock in series and, by filing a statement pursuant to Article 2.13 of the TBCA (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) The designation of the series, which may be by distinguishing number, letter or title.

          (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

          (c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

          (d)  The dates at which dividends, if any, shall be payable.

          (e) The redemption rights and price or prices, if any, for shares of the series.

          (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

          (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

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          (h)  Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

          (i) Restrictions on the issuance of shares of the same series or of any other class or series.

          (j) The voting rights, if any, of the holders of shares of the series.

          (k) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

     3.   Common Stock. The Common Stock shall be subject to the express terms
          ------------
of the Preferred Stock and any series thereof. Each share of the Common Stock shall be equal to each other share of the Common Stock. The holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the shareholders.

     4.   Voting Rights.  Except as may be provided in these Articles of
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Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of the Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

     5.   Denial of Preemptive Rights. No shareholder of the Company shall by
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reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company now or hereafter to be authorized or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

                                  ARTICLE IV
                 Initial Consideration for Issuance of Shares

     The Company will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done, or property actually received.

                                   ARTICLE V
                           Initial Registered Office

     The address of the initial registered office of the Company in the State of Texas is 5617 Grissom Road, San Antonio, Texas, 78238. The name of its registered agent at such address is John D. Walker II.

                                  ARTICLE VI
                             Election of Directors

     1.   Number.  The number of directors constituting the initial Board of
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Directors is three.  The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors have been elected and qualified are:

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          Name:                         Address:

          John D. Walker II             5617 Grissom Road
                                        San Antonio, Texas 78238

          Patrick E. Tolle              5617 Grissom Road
                                        San Antonio, Texas 78238

          Andy Fitz-Wallish             5617 Grissom Road
                                        San Antonio, Texas 78238

     The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Board of Directors. The total number of directors constituting the entire Board of Directors shall be fixed and may be altered from time to time by or pursuant to a resolution passed by the Board of Directors.

     2.   Classes of Directors. The Board of Directors shall be divided into
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three classes, Class A, Class B and Class C. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term expiring at the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class A shall serve for an initial term expiring at the annual meeting following the end of the Company's 1999 fiscal year, the directors first elected to Class B shall serve for an initial term expiring at the second annual meeting next following the end of the Company's 1999 fiscal year, and the directors first elected to Class C shall serve for an initial term expiring at the third annual meeting next following the end of the Company's 1999 fiscal year. Notwithstanding anything herein contained to the contrary, the persons named in subparagraph 1 of this Article VI to these Articles of Incorporation shall be Class C directors. Moreover, except as otherwise provided in these Articles of Incorporation or any resolution or resolutions of the Board of Directors designating a series of the Preferred Stock, directors who are elected at an annual meeting of shareholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof shall be entitled to elect one or more directors pursuant to any resolution or resolutions of the Board of Directors designating a series of the Preferred Stock, and except as otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors.

     3.   Vacancies.  Except as otherwise provided for herein, newly created
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directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of these Articles of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     4.   Removal of Directors. Except as otherwise provided in any resolution
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or resolutions of the Board of Directors designating a series of the Preferred
Stock, any director may be removed from office only by the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote at a meeting of shareholders called for that purpose, voting together as a single class.

                                  ARTICLE VII

     The name and mailing address of the incorporator is as follows:

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          Name:                    Address:
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          Norman T. Reynolds       1300 Post Oak Blvd., Suite 2000
                                   Houston, Texas 77056

                                 ARTICLE VIII
                           Meetings of Shareholders

     Meetings of shareholders of the Company (the "Shareholder Meetings") may be held within or without the State of Texas, as the Bylaws of the Company (the "Bylaws") may provide. Except as otherwise provided in any resolution or resolutions of the Board of Directors designating a series of the Preferred Stock, special Shareholder Meetings may be called only by (a) the President, (b) the holders of at least 10 percent of all of the shares entitled to vote at the proposed special meeting, or (c) the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors of the Company. Special Shareholder Meetings may not be called by any other person or persons or in any other manner. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

                                  ARTICLE IX
                              Shareholder Consent

     Except as otherwise provided in any resolution or resolutions of the Board of Directors designating a series of the Preferred Stock, no action that is required or permitted to be taken by the shareholders of the Company at any annual or special meeting of shareholders may be effected by written consent of shareholders in lieu of a meeting of shareholders, unless the action to be effected by written consent of shareholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors.

                                   ARTICLE X
                            Limitation of Liability

     A director of the Company shall not be personally liable to the Company or the shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to the Company or shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 2.41 of the TBCA, or (d) for any transaction from which the director derived an improper personal benefit.

     If the TBCA is amended after the date of filing of these Articles of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the TBCA, as so amended, or a similar successor provision. Any repeal or modification of this Article by the shareholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                  ARTICLE XI
                                Indemnification

     Any person who at any time shall serve or shall have served, as a director, officer, employee, or agent of the Company, or of any other enterprise at the request of the Company, and the heirs, executors, and administrators of such person, shall be indemnified by the Company against all costs and expenses (including but not limited to counsel fees, amounts or judgments paid, and amounts paid in settlement) reasonably incurred in connection with the defense of any claim, action, suit, or proceeding, whether civil, criminal, administrative, or other, in which he may be involved by virtue of such person being or having been such director, officer, employee, or agent, provided, however, that such indemnity shall not be operative with respect to (a) any matter as to which such person shall have been finally adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of his duties as such

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director, officer, employee, or agent, or (b) any matter settled or compromised, unless in the opinion of independent counsel selected by or in a manner determined by the Board of Directors, there is not reasonable ground for such person being adjudged liable for negligence or misconduct in the performance of his duties as such director, officer, employee, or agent, or (c) any amount paid or payable to the Company or such other enterprise. The foregoing indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders, or otherwise.

                                  ARTICLE XII
                       Amendment of Corporate Documents

     1.   Articles of Incorporation.  Whenever any vote of the holders of voting
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shares of the capital stock of the Company is required by law to amend, alter, repeal or rescind any provision of these Articles of Incorporation, then in addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of the Preferred Stock, as provided in any resolution or resolutions of the Board of Directors designating a series of the Preferred Stock, such alteration, amendment, repeal or rescission (a "Change") of any provision of these Articles of Incorporation must be approved by at least a majority of the then authorized number of directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class; provided, however, that if any such Change relates to Articles III, VIII, IX, X or to this Article XII, such Change must also be approved by the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class; provided further, however, that the votes required by the immediately preceding clause shall not be required if such Change has been first approved by at least two-thirds (2/3) of the then authorized number of directors.

     Subject to the provisions hereof, the Company reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article.

     2.   Bylaws. In addition to any affirmative vote required by law, any
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Change of the Bylaws may be adopted either (a) by the Board of Directors by the affirmative vote of at least a majority of the then authorized number of directors, or (b) by the shareholders by the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class.

                                 ARTICLE XIII
                                   Existence

     The Company is to have perpetual existence.

     IN WITNESS HEREOF, the undersigned has hereunto set his hand this 28/th/ day of April, 1999.


                                /s/ Norman T. Reynolds
                               ------------------------------------------
                               NORMAN T. REYNOLDS, Incorporator

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THE STATE OF TEXAS  (S)
                    (S)
COUNTY OF HARRIS    (S)

     BEFORE ME, the undersigned authority, on this day personally appeared Norman T. Reynolds, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes therein expressed and in the capacity therein stated.

     Given under my hand and seal of office this the 28/th/ day of April, 1999.



                                  /s/ Connie G. Hill
                                 -----------------------------------------------
                                 Notary Public in and for the State of Texas

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